Exhibit 99.1

Annovis Provides Corporate Updates and Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Malvern, Pa., Mar. 21, 2025 – Annovis Bio Inc. (NYSE: ANVS) ("Annovis" or the “Company”), a late-stage clinical drug platform company pioneering transformative therapies for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD), today provided corporate updates and fourth quarter/full year 2024 financial results.

In 2024, Annovis made significant progress by advancing the buntanetap program, successfully completing two clinical trials—Phase 2/3 AD and Phase 3 PD. Both studies yielded promising results, reinforcing buntanetap’s ability to improve cognition in AD and PD patients, as well as motor function in PD patients. Building on this success, the FDA cleared Annovis to proceed with a pivotal Phase 3 trial in early AD, which was launched at the start of 2025. The Company also participated in multiple scientific and investor conferences, announced new publications in peer-reviewed journals, expanded its patent portfolio, and added accomplished professionals to its growing team.

“The last year was filled with extraordinary achievements for our company, and we are pleased with our continued momentum into 2025,” said Maria Maccecchini, Ph.D., Founder and CEO of Annovis. “We are deeply grateful to everyone who has supported and believed in our mission. As we move ahead, our focus remains on generating robust data for buntanetap and advancing its path to the patients who need it most.”

Clinical progress

•	In October 2024, the FDA granted clearance to proceed with a pivotal Phase 3 study for early AD, based on Phase 2/3 clinical data demonstrating symptomatic improvement in the subgroup of early AD patients.
•	In February 2025, Annovis launched the pivotal Phase 3 AD study, which includes a 6-month data readout focused on buntanetap’s symptomatic effects followed by an additional 12-month assessment to evaluate its potential disease-modifying response. The symptomatic data is anticipated in mid-2026, followed by the disease-modifying data in mid-2027, with both expected to support their respective New Drug Applications (NDAs).

Business highlights

•	In October 2024, Annovis appointed Matthew Peterson, Ph.D., as Senior Clinical Scientist. In this role, Dr. Peterson ensures the medical, ethical, and scientific integrity of Annovis’ clinical trials, overseeing their initiation, execution, reporting, and successful completion.
•	In October and November 2024, Annovis’ leadership participated in key scientific conferences in the neurodegenerative disease space. At the 7th Clinical Trials on Alzheimer’s Disease (CTAD) conference, Annovis presented two posters highlighting findings from its Phase 2/3 AD trial and related biomarker data. Additionally, Annovis was invited to speak at the NIA/NINDS Workshop on Dementia with Lewy Bodies (DLB), where it presented buntanetap’s distinctive mechanism of action and its potential as a treatment for DLB.
•	In December 2024, Annovis hosted a year-end webcast, where management addressed key questions from shareholders and provided updates on the Company’s clinical progress and upcoming milestones.

Financial results

•	Fourth quarter – Research and development expenses for the three months ended December 31, 2024, were $5.0 million compared to $8.9 million for the three months ended December 31, 2023. General and administrative expenses for the three months ended December 31, 2024, were $1.7 million compared to $1.5 million for the three months ended December 31, 2023. Annovis reported a $0.43 basic and diluted net loss per common share for the three months ended December 31, 2024, compared to a $2.24 basic and diluted net loss per common share for the three months ended December 31, 2023.

•	Full year – Research and development expenses for the year ended December 31, 2024, were $20.0 million compared to $38.8 million for the year ended December 31, 2023. General and administrative expenses for the year ended December 31, 2024, were $6.7 million compared to $6.2 million for the year ended December 31, 2023. Annovis reported a $2.02 basic and $2.31 diluted net loss per common share for the year ended December 31, 2024, compared to a $6.23 basic and diluted net loss per common share for the year ended December 31, 2023.

•	Annovis’ cash and cash equivalents totaled $10.6 million as of December 31, 2024, compared to $5.8 million as of December 31, 2023. The Company estimates that its current cash and cash equivalents, which also include proceeds from its recent $21.0 million stock offering with ThinkEquity, will enable it to fund its operations into the fourth quarter of 2025. The Company had 14.1 million shares of common stock outstanding as of December 31, 2024 and 19.5 million shares of common stock outstanding after the offering with ThinkEquity.

About Annovis

Headquartered in Malvern, Pennsylvania, Annovis is dedicated to addressing neurodegeneration in diseases such as AD and PD. The Company is committed to developing innovative therapies that improve patient outcomes and quality of life. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Investor Alerts

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for email alerts at https://www.annovisbio.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Actual results may differ due to various risks and uncertainties, including those outlined in the Company’s SEC filings under “Risk Factors” in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact Information:

Annovis Bio Inc.

101 Lindenwood Drive

Suite 225

Malvern, PA 19355

www.annovisbio.com

Investor Contact:

Alexander Morin, Ph.D.

Director, Strategic Communications

Annovis Bio

ir@annovisbio.com

(Tables to follow)

ANNOVIS BIO, INC.

Balance Sheets

(Unaudited)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$10,551,916	$5,754,720
Prepaid expenses and other current assets	3,373,717	4,453,544
Total assets	$13,925,633	$10,208,264
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,305,974	$1,292,837
Accrued expenses	1,575,013	2,986,273
Total current liabilities	3,880,987	4,279,110
Non-current liabilities:
Warrant liability	737,000	13,680,000
Total liabilities	4,617,987	17,959,110
Commitments and contingencies (Note 6)
Stockholders’ equity (deficit) :
Preferred stock - $0.0001 par value, 2,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized and 14,141,521 and 10,519,933 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,414	1,052
Additional paid-in capital	144,155,694	102,507,189
Accumulated deficit	(134,849,462)	(110,259,087)
Total stockholders’ equity (deficit)	9,307,646	(7,750,846)
Total liabilities and stockholders’ equity (deficit)	$13,925,633	$10,208,264

ANNOVIS BIO, INC.

Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$4,998,578	$8,904,730	$19,995,447	$38,790,603
General and administrative	1,736,293	1,537,094	6,699,481	6,244,408
Total operating expenses	6,734,871	10,441,824	26,694,928	45,035,011
Operating loss	(6,734,871)	(10,441,824)	(26,694,928)	(45,035,011)
Other income (expense):
Interest income	126,273	66,130	331,849	667,898
Other financing costs	16,939	—	(1,853,189)	—
Change in fair value of warrants	727,000	(11,837,200)	3,625,893	(11,837,200)
Total other income (expense), net	870,212	(11,771,070)	2,104,553	(11,169,302)
Net loss	$(5,864,659)	$(22,212,894)	$(24,590,375)	$(56,204,313)
Net loss per share
Basic	$(0.43)	$(2.24)	$(2.02)	$(6.23)
Diluted	$(0.43)	$(2.24)	$(2.31)	$(6.23)
Weighted-average number of common shares used in computing net loss per share
Basic	13,794,519	9,903,564	12,182,475	9,023,138
Diluted	13,794,519	9,903,564	12,235,444	9,023,138